UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2007

GENCO SHIPPING & TRADING LIMITED

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)		10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 21, 2007, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission indicating an estimated delivery date for the Capesize vessel to be named the Genco London of September 28, 2007.  The Company is filing this Amendment No. 1 to Current Report on Form 8-K to reflect that the estimated delivery date that should have been indicated is the fourth quarter of 2007.  This estimated delivery date is based on guidance from the seller and the relevant shipyard.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

The information set forth in this Item 7.01 contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this Item 7.01 are the fulfillment of the closing conditions under Genco’s agreement to acquire the Genco London and other factors listed from time to time in our public filings with the Securities and Exchange Commission including, without limitation, the Genco’s Annual Reports on Form 10-K for the year ended December 31, 2006 and its reports on Form 8-K and 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: September 24, 2007

/s/ John C. Wobensmith
John C. Wobensmith Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)